Exhibit 99.2

Report from Wireless Spectrum Expert Underscores xG Technology Mobile Broadband
Solution Benefits for Public Safety, Military and Commercial Applications

xMax Private Wireless Network Platform Delivers Interference Tolerance Superior
to Currently Available Communications Systems

Sarasota, Florida—August 17, 2015—xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a developer of wireless communications and spectrum sharing technologies, announced today a report that found its xMax private mobile broadband wireless networks deliver superior interference tolerance capabilities compared to current, commercially available communications systems. These capabilities enable xMax to provide enhanced data rates under interference conditions as well as capacity increases of up to three times over conventional wireless networks such as 802.11 (WiFi), with particular advantages for the public safety and military sectors.

The report, which can be viewed at this link, was prepared by Paul Kolodzy, PhD (bio follows), a renowned expert in technology development for advanced communications, networking, electronic warfare, and spectrum policy for government, commercial, and academic clients. Dr. Kolodzy is especially active in the study of interference mitigation with respect to its impact on wireless spectrum deployments.

Among the key findings of the report:

•	The proliferation of wireless systems over the past 20 years has lead to very high densities of users, which is impacting the ability to cope with interference between devices;

•	Users of commercial wireless systems (such as wireless bridges between buildings or fixed infrastructure; WISPS, wireless telemetry systems) are keenly aware of spectrum congestion and the impact of interference;

•	The need for interference mitigation technology allows xMax to fill a niche within the communications marketplace that is becoming increasingly important, and will be growing over the next 15 years;

•	xG interference suppression technology can provide significant advantages, particularly in environments associated with highly utilized unlicensed spectrum and adjacent channel TDD/FDD interference; and

•	xMax provides a superior data rate capability to available military systems. These systems are struggling to keep up with the rapidly advancing technologies of consumer communications while providing capabilities that are robust to enemy jamming and infrastructure-free (without base stations, i.e., peer-to-peer).

Dr. Kolodzy said, “My assessment of xMax technology shows that it provides superior interference tolerance capabilities over current established consumer and commercial communications technology solutions such as 802.11 (WiFi). As such, xMax interference mitigation technology offers benefits in a number of industry sectors, particularly to users in public safety, and in the military marketplace, where the kind of interference tolerance as provided by xMax is an essential requirement to enabling robust performance and spectrum sharing.”

George Schmitt, CEO and Board Chairman of xG Technology, said, “This report from noted spectrum and wireless technology expert Paul Kolodzy reaffirms the advantages our interference mitigation technology has over conventional wireless systems. As the report states, the problem of interference is one that will continue to impact the quality of mobile communications, and this has serious consequences for those carrying out mission-essential endeavors, like first responders and military personnel. We are committed to advancing our technology foundation and extending our leadership in designing, developing and deploying wireless systems that can operate in the most challenging conditions and situations.”

About Paul Kolodzy, PhD

Paul Kolodzy, PhD has over 20 years of experience in technology development for advanced communications, networking, devices, electronic warfare, wireless components and new wireless networks and architectures, as well as government spectrum policy as it is impacted by new technology. His career has included experience developing and deploying technology and technology management as a Director at MIT Lincoln Laboratory, Sanders (a Lockheed Martin Company), and as a Program manager at the Defense Advanced Research Projects Agency (DARPA) of the Department of Defense. In addition, he has served as Chairman of the FCC Spectrum Policy Task Force

Dr. Kolodzy’s current areas include the radio and policy for upper 700 MHz commercial and public safety spectrum policy and interference mitigation technology, Advanced Wireless Service (AWS), TDD/FDD Coexistence, Fourth Generation (4G) radiotechnology inclusive of intelligent antenna and adaptive spectrum resource allocation. His current research includes the development of interference metrics for communication systems such as the interference temperature, determination of the viability of interoperability between wideband data systems and DTV signals within US TV spectra, physical limitations of current device technologies and impact for spectrum policy, and dynamic spectrum policy.

Dr. Kolodzy is currently a member of the National Research Council Panel on Active Sensing which includes future spectrum needs and technologies for interference mitigation.

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that makes wireless networks more intelligent, accessible, affordable and reliable. The company is the developer of xMax, a patented all-IP cognitive radio network system that enables secure, robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access.

The xMax system delivers always-available voice, video and data services to both fixed and mobile users, and is interoperable with existing cellular and dedicated networks without being dependent on them. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including emergency response and public safety, military, urban and rural wireless broadband, utilities, and critical infrastructure.

Based in Sarasota, Florida, xG has over 50 U.S. and over 100 international patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market where xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol XGTIW. For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777